As filed with the Securities and Exchange Commission on September 27, 2022

Registration No. 333-267356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-2560811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (855) 398-0443	William J. Rouhana, Jr. Chairman and Chief Executive Officer Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (855) 398-0443
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Brian L. Ross, Esq.
Graubard Miller
405 Lexington Avenue, 11th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-3 (No.333-267356) is to file an updated counsel opinion (Exhibit 5.1) and revised registration fee table (Exhibit 107) to finalize and clarify share and warrant amounts being registered for resale by the selling securityholders. The original Registration Statement filing Exhibit 107 provided for a sufficient registration fee to cover all shares and warrants registered herein but is being finalized hereby. The original Registration Statement filing Exhibit 5.1 is being restated in this Amendment to provide an opinion with respect to the finalized share and warrant amounts. As amended, the Registration Statement registers the resale by the selling securityholders identified herein (and their permitted transferees) from time to time of up to an aggregate of (a) 6,558,914 shares of our Class A common stock owned by the selling securityholders as of the date of this prospectus, including, but not limited to, the shares issued to them in exchange for their securities of Redbox (as defined in the Registration Statement) in connection with the Redbox Acquisition (as defined in the Registration Statement), (b) 1,011,530 shares of our Class A common stock that were issued upon exercise of the Credit Facility Warrants (as defined in the Registration Statement), (c) 4,057,303 Assumed Redbox Private Warrants (as defined in the Registration Statement), and (d) 352,986 shares of our Class A common stock issuable upon exercise of the Assumed Redbox Private Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cos Cob, Connecticut, on the 27th day of September, 2022.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

By:	/s/ William J. Rouhana, Jr.
Name:	William J. Rouhana, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ William J. Rouhana, Jr.	Chairman and Chief Executive	September 27, 2022
	William J. Rouhana Jr.	Officer (Principal Executive Officer)

By:	/s/ Christopher Mitchell *	Chief Financial Officer (Principal	September 27, 2022
	Christopher Mitchell	Financial Officer)

By:	/s/ Jason Meier *	Chief Accounting Officer (Principal Accounting Officer)	September 27, 2022
Jason Meier

By:	/s/ Amy Newmark *	Director	September 27, 2022
Amy Newmark

By:	/s/ Fred Cohen *	Director	September 27, 2022
Fred Cohen

By:	/s/ Christina Weiss Lurie *	Director	September 27, 2022
Christina Weiss Lurie

By:	/s/ Cosmo DeNicola *	Director	September 27, 2022
Cosmo DeNicola

By:	/s/ Diana Wilkin *	Director	September 27, 2022
Diana Wilkin

By:	/s/ Martin Pompadur *	Director	September 27, 2022
Martin Pompadur

By:	/s/ Vikram Somaya	Director	September 27, 2022
Vikram Somaya

* By power of attorney.

Exhibit Number	Description

2.1	Merger Agreement, dated as of May 10, 2022, by and among Chicken Soup for the Soul Entertainment, Inc., RB First Merger Sub Inc., RB Second Merger Sub LLC, Redwood Opco Merger Sub LLC, Redbox Entertainment Inc. and Redwood Intermediate LLC (incorporated by reference to Exhibit 2.1 to the registrant’s Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on May 12, 2022)

3.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s DOS filed with the SEC on September 21, 2016)

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s DOS filed with the SEC on September 21, 2016)

4.1	Warrant Agreement, dated November 27, 2020, by and between Seaport Global Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Redbox Entertainment Inc.’s Current Report on Form 8-K filed with the SEC on December 3, 2020)

4.2	Class W Warrant Agreement between Chicken Soup for the Soul Entertainment Inc. and Continental Stock Transfer & Trust Co. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 24, 2020)

4.3	Class Z Warrant Agreement between Chicken Soup for the Soul Entertainment Inc. and Continental Stock Transfer & Trust Co. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 24, 2020

4.4	Form of Registrant’s Class I Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.5	Form of Registrant’s Class II Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.6	Form of Registrant’s Class III-A Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.7	Form of Registrant’s Class III-B Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.8	Warrant Agreement, dated November 27, 2020, by and between Seaport Global Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Redbox Entertainment Inc.’s Current Report on Form 8-K filed with the SEC on December 3, 2020)

4.9	Warrant Assumption Agreement and Amendment Agreement with respect to exhibit 4.1 and 4.8, above (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

4.10	Warrant Agreement with HPS and affiliates (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

5.1	Opinion of Graubard Miller*

10.1	Amended and Restated Credit Agreement, dated as of October 20, 2017, by and among the Registration, Redbox Automated Retail, LLC, the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

23.1	Consent of Rosenfield & Co., PLLC**

23.2	Consent of Moss Adams LLP**

23.3	Consent of Grant Thornton**

107	Fee Table*

*	Filed herewith

**	Previously filed with Registration Statement.